UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2020

PARADIGM OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	33-1037546
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

701 S CARSON ST, STE 200 Carson City, NV	89701
(Address of principal executive offices)	(Zip Code)

727-595-0101

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	PDGO	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.01 Changes in Control of Registrant

On June 4, 2020 (the “Closing Date”), Top Knot, Inc. USA (“TKIU”) obtained control of the Company from its previous controlling shareholder, NIRA Petroleum Corporation (“NIRA”), pursuant to a Conditional Stock Purchase Agreement, dated as of June 4, 2020 (the “SPA”), by and among TKIU and NIRA. On the Closing Date, NIRA caused TKIU to obtain control of the Company through the assignment of 1,000,0000 Preferred Series shares held by NIRA representing 100% of the shareholder vote of the Company and certain TKIU designees were elected as Directors to the Board of the Company (the “Transaction”).

On the Closing Date, and as a consequence of the Transaction, a change of control of the Company occurred. As a result of the Transaction, TKIU now controls the Company through the Preferred Series of shares and designees on the Board of Directors.

Item 5.02 Departure of Directors of Certain Officers, Election of Directors, Appointment of Certain Officers;

Effective June 22, 2020, the Board of Directors of the Company accepted the resignation of Scott Johnson from the position of Director and CEO.

Effective June 22, 2020, the Board of Directors of the Company accepted the resignation of Tom Maher from the position of Director and CFO.

Effective June 22, 2020, the Board of Directors of the Company accepted the resignation of Nikos Glimidakis from the position of Director and Chairman of the Company.

Effective June 22, 2020, the Board of Directors of the Company unanimously elected GARRY CAUSEY as Director & Chairman of the Board of Directors to the Company and appointed Mr. Causey to the office of President and Chief Executive Officer of the Company.

Effective June 22, 2020, the Board of Directors of the Company unanimously elected JASON WALTER CAUSEY as Director to the Company.

Effective June 22, 2020, the Board of Directors of the Company unanimously elected JARED CAUSEY as Director to the Company.

Effective June 22, 2020, the Board of Directors of the Company unanimously elected ARCHIE CORNELIUS EGGLETON, JR. as Director to the Company and appointed Mr. Eggleton to the office of Chief Financial Officer.

Effective June 22, 2020, the Board of Directors of the Company unanimously elected MICHAEL CAMPANELLA RUSSELL as Director to the Company.

Effective June 23, 2020, the Board of Directors of the Company unanimously appointed Paul L. Strickland to the office of Secretary of the Company.

Effective July 21, 2020, the Shareholders required to vote deemed it acceptable, fair, and in the best interest of the Company and its Shareholders to unanimously elect Paul L. Strickland as sole Director to the Company.

Effective July 21, 2020, the Shareholders required to vote deemed it acceptable, fair, and in the best interest of the Company and its Shareholders to unanimously remove GARRY CAUSEY as Director & Chairman of the Board of Directors to the Company and remove Mr. Causey from the office of President and Chief Executive Officer of the Company.

Effective July 21, 2020, the Shareholders required to vote deemed it acceptable, fair, and in the best interest of the Company and its Shareholders to unanimously remove JASON WALTER CAUSEY as Director to the Company.

Effective July 21, 2020, the Shareholders required to vote deemed it acceptable, fair, and in the best interest of the Company and its Shareholders to unanimously remove JARED CAUSEY as Director to the Company.

Effective July 21, 2020, the Shareholders required to vote deemed it acceptable, fair, and in the best interest of the Company and its Shareholders to unanimously remove ARCHIE CORNELIUS EGGLETON, JR. as Director to the Company and remove Mr. Eggleton from the office of Chief Financial Officer of the Company.

Effective July 21, 2020, the Shareholders required to vote deemed it acceptable, fair, and in the best interest of the Company and its Shareholders to unanimously remove MICHAEL CAMPANELLA RUSSELL as Director to the Company.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2020

Paradigm Oil and Gas, Inc.

By:	/s/ Paul Strickland
Name:	Paul Strickland
Title:	Director & Secretary

3